Exhibit 99.1

NOTICE OF RESIGNATION

EFFECTIVE, this date, I, Sanford Schwartz, hereby resign my position as Director of Implant Technologies, Inc. a Minnesota corporation.

/s/  Sanford Schawartz

Sanford Schawartz

Dated this 10 day of July, 2007.